EXHIBIT 99.1

Anita Sehgal Elected to the Board of Directors of Escalade, Inc.

Senior Executive for Houston Astros to Bring Marketing and Retail Expertise to Expanded Board

EVANSVILLE, Ind., April 26, 2022 – Escalade, Inc. (NASDAQ: ESCA, or the “Company”), a leading manufacturer and distributor of sporting goods and indoor/outdoor recreational equipment, today announced that it has increased the size of the Company's Board of Directors (the "Board") from five to six members, and that Anita Sehgal has been elected to the Board at the Company’s Annual Meeting of Shareholders.

Ms. Sehgal currently serves as the Senior Vice President, Marketing & Communications for the Houston Astros, LLC, a Major League Baseball franchise and is entering her eighth season. Prior to joining the Houston Astros, Ms. Sehgal developed extensive experience in various strategic marketing functions with several entities including as: Senior Vice President, Marketing & Advertising, Academy + Outdoors, Inc from 2009-2014; Director, Customer Experience, Best Buy Canada, a consumer electronics retailer (2004-2009); Director, Marketing, Forzani, Group Ltd., a large Canadian sporting goods retailer (2000-2004); and various marketing roles prior thereto with Critical Mass, Inc. a digital marketing agency, Canadian Airlines International Ltd., a Canadian airline; BC Tel, a British Columbia telephone company; SaskTel, a Saskatchewan telecommunications firm, and Bi-Rite Drugs, Ltd., a Canadian retail pharmacy chain.

Ms. Sehgal served on the board of the Texas Dow Employees Credit Union for the past six and a half years and is currently on the board of Reitman’s Canada Ltd., a publicly traded Canadian retailing company specializing in women’s clothing since 2021. She has also been a board member of Women in Sports and Entertainment (WISE) since 2017 and has been on the board of Boys & Girls Clubs of America’s Greater Houston Chapter since 2012. Ms. Sehgal earned a Bachelor’s degree in Business Administration with a specialization in Marketing and Human Resources from the University of Regina in Saskatchewan, Canada and completed the Executive Leadership Institute program at Dartmouth College.

"Anita is a great addition to our Board," commented Walt Glazer, Chairman of the Company's Board of Directors. "Her industry knowledge and her experience as a public company director will be valuable to Escalade. We look forward to her insights and leadership, especially in consumer engagement, branding, and digital marketing as we continue on our journey of connecting family and friends, creating memorable moments, and playing life to its fullest."

“I am thrilled to be joining the team at Escalade as an independent Board Director,” states Ms. Sehgal. “I look forward to supporting the continued growth of the organization and working alongside this dynamic and talented group of executives and fellow Board members.”

ABOUT ESCALADE, INC

Founded in 1922, and headquartered in Evansville, Indiana, Escalade designs, manufactures, and sells sporting goods, fitness, and indoor/outdoor recreation equipment.  Our mission is to connect family and friends creating lasting memories. Leaders in our respective categories, Escalade’s brands include Brunswick Billiards®; STIGA® table tennis; Accudart®; RAVE Sports® water recreation; Victory Tailgate® custom games; Onix® pickleball; Goalrilla™ basketball; Lifeline® fitness; Woodplay® playsets; and Bear® Archery. Escalade’s products are available online and at leading retailers nationwide. For more information about Escalade’s many brands, history, financials, and governance please visit www.escaladeinc.com.

INVESTOR RELATIONS CONTACT

Patrick Griffin

Vice President - Corporate Development & Investor Relations

812-467-1358

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements relating to present or future trends or factors that are subject to risks and uncertainties. These risks include, but are not limited to: specific and overall impacts of the COVID-19 global pandemic on Escalade’s financial condition and results of operations; the impact of competitive products and pricing; product demand and market acceptance; new product development; Escalade’s ability to achieve its business objectives, especially with respect to its Sporting Goods business on which it has chosen to focus; Escalade’s ability to successfully achieve the anticipated results of strategic transactions, including the integration of the operations of acquired assets and businesses and of divestitures or discontinuances of certain operations, assets, brands, and products; the continuation and development of key customer, supplier, licensing and other business relationships; Escalade’s ability to develop and implement our own direct to consumer e-commerce distribution channel; Escalade’s ability to successfully negotiate the shifting retail environment and changes in consumer buying habits; the financial health of our customers; disruptions or delays in our business operations, including without limitation disruptions or delays in our supply chain, arising from political unrest, war, labor strikes, natural disasters, public health crises such as the coronavirus pandemic, and other events and circumstances beyond our control; Escalade’s ability to control costs; Escalade’s ability to successfully implement actions to lessen the potential impacts of tariffs and other trade restrictions applicable to our products and raw materials, including impacts on the costs of producing our goods, importing products and materials into our markets for sale, and on the pricing of our products; general economic conditions; fluctuation in operating results; changes in foreign currency exchange rates; changes in the securities markets; continued listing of the Company’s common stock on the NASDAQ Global Market and/or inclusion in market indices such as the Russell 2000; Escalade’s ability to obtain financing and to maintain compliance with the terms of such financing; the availability, integration and effective operation of information systems and other technology, and the potential interruption of such systems or technology; risks related to data security of privacy breaches; and other risks detailed from time to time in Escalade’s filings with the Securities and Exchange Commission. Escalade’s future financial performance could differ materially from the expectations of management contained herein. Escalade undertakes no obligation to release revisions to these forward-looking statements after the date of this report.

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